Exhibit 99.1

Twist Bioscience Reports Second Quarter Fiscal 2019 Financial Results and Highlights

Commercial and Operational Progress

— Reports Record Revenue of $13.6 Million for Second Quarter of Fiscal 2019 —

— Increasing Orders Show Sequential Growth in Synthetic Biology and Next-Generation

Sequencing Products —

— Updates Fiscal 2019 Financial Guidance —

SAN FRANCISCO, Calif. – April 30, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the second quarter of fiscal 2019 ended March 31, 2019.

“We continue to post strong topline growth as we extend our reach and diversify our revenue stream from our synbio customers,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “For NGS, we continue to expand our base of customers rapidly, adding several in production and a larger number in pilot. Importantly, we launched our biopharma capabilities in April at The Essential Protein Engineering Summit, or PEGS, the beginning of what promises to be an exciting division of the company.”

Leproust continued, “This quarter, we reported a positive gross margin of $1.8 million, and we expect to continue to improve our operational synergies and increase capacity. In the current quarter we will be expanding our manufacturing facilities in South San Francisco and we will be extending our ISO 13485:2016 for our quality management systems for NGS at this new facility.”

FISCAL 2019 SECOND QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the three months ended March 31, 2019 were $16.7 million, compared to $8.5 million for the same period of fiscal 2018.

•	Revenue: Total revenues were $13.6 million for the three months ended March 31, 2019 compared to $6.2 million for the same period of fiscal 2018.

•	Cost of Revenues: Cost of revenues for the three months ended March 31, 2019 was $11.8 million compared to $8.1 million for the similar period of fiscal 2018.

•	Research and Development Expenses: Research and development expenses for the three months ended March 31, 2019 were $8.9 million compared to $4.7 million for the same period of fiscal 2018.

•

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the three months ended March 31, 2019 were $19.1 million compared to $10.0 million for the same period of fiscal 2018.

•	Net Loss: Net loss for the fiscal 2019 second quarter was $25.9 million, or $0.93 per share, compared to $16.9 million, or $6.32 per share, for the fiscal 2018 second quarter.

•	Cash Position: As of March 31, 2019, the company had $104.3 million in cash, cash equivalents and short term investments.

“In addition to raising our revenue guidance based on strong first half results, our positive gross margin of $1.8 million, or 13 percent of revenue, reflects the impact of scaling our business, higher NGS product revenues, our organization executing well and leveraging the cost advantages of our proprietary DNA synthesis platform,” commented Jim Thorburn, CFO of Twist.

Fiscal Second Quarter 2019 and Recent Highlights

•	Continued diversification of synthetic biology revenue

•	Current turnaround time for 1.8 kb genes decreased to 13 days; turnaround time for 3-5kb genes decreased to 14 days

•	Continued conversion of NGS product line customers, having shipped to >100 customers in the second quarter of fiscal 2019 with 24 customers now in production mode

•

Introduced new products for NGS early access customers at the 2019 Advances in Genome Biology and Technology (AGBT) meeting. New products include Twist Fast Hybridization and Wash Kit, Twist Universal Blockers to allow flexible blocking and improved on-target capture; the Twist Universal Adapter System, to maximize performance for library preparation and enabling high multiplexing; and, the Twist Mechanical Fragmentation Library Prep Kit for highly-degraded samples

•	Presented early proof-of-concept data from the GPCR library and antibody optimization solution for Twist Biopharma at the annual PEGS meeting

•	Formed strategic collaboration with LakePharma to provide antibody discovery and development services

•	Signed antibody optimization agreement with Pandion Therapeutics to apply our antibody optimization solution to the targeting arm of a bispecific antibody

•	Began contract negotiations with a government entity for a non-dilutive financing contract to facilitate DNA data storage

•	Expanded the biosecurity program with the addition of Battelle’s ThreatSEQ™ for DNA screening

•	Announced move of manufacturing facilities into South San Francisco

Fiscal 2019 Objectives

SynBio

•	Offer customers 5kb genes at disruptive price – Complete

•	Introduce Twist Application Programmable Interface (TAPI) for gene ordering – Complete

•	Implement and execute new product introductions roadmap

Genomics and Targeted NGS

•	Achieve ISO 13485:2016 certification for quality management systems (NGS TE Panels) – Complete; Extension for South San Francisco facility to be completed early 4QFY19

•	Convert pilot NGS customers to full production – Ongoing

•	Launch e-commerce platform for NGS products in the first half of 2019

•	Leverage growth in top line to improve variable and gross margin

•	Launch back-end production in China for NGS and other products

Biopharma

•	Generate early proof-of-concept data from the GPCR library and antibody optimization software for Twist Biopharma – Complete

•	Expand proof of concept data packages for the GPCR antibody library and the bio-better programs

•	Advance the antibody discovery and optimization programs through non-dilutive collaborations—Ongoing

•	Longer-term: seek revenue-generating partnerships

DNA Data Storage

•	Execute roadmap to increase synthesis density on silicon platform and reduce DNA writing cost for DNA digital data storage

•	Pursue non-dilutive funding for the continued development of DNA digital data storage

Financial Guidance

For the full fiscal year 2019, Twist is updating its guidance:

•	Revenue in the range of $50 million to $52 million

•

Net loss in the range of $97 million to $99 million to reflect accelerated investment in R&D, consistent with our strategy to continually offer improved products and new offerings to solidify our leadership position in the space. We continue to invest in our commercial organization as we anticipate revenue growth. In addition, we expect additional incremental costs associated with our China facility build-out and the consolidation of our operations and R&D efforts at our SSF facility. We believe these investments position us for continued growth in the near- and long-term.

Conference Call Information

The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 2244119. A telephonic replay of the conference call will be available beginning approximately four hours after the call through May 7, 2019 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 2244119. The webcast replay will be available at www.twistbioscience.com.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist Bioscience’s anticipated fiscal 2019 milestones, conversion of pilot customers, revenue growth across all product categories and geographic regions, validation of Twist’s GPCR and antibody optimization software for Twist Biopharma and delivery on Twist’s mission to improve healthcare and sustainability through synthetic DNA. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 20, 2018 relating to its initial public offering of common stock. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

# # #

Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Revenues	$13,557	$6,166	$25,049	$10,479
Operating expenses:
Cost of revenues	11,789	8,095	23,646	15,593
Research and development	8,907	4,711	16,180	9,014
Selling, general and administrative	19,124	9,978	34,383	19,241

Total operating expenses	39,820	22,784	74,209	43,848

Loss from operations	(26,263)	(16,618)	(49,160)	(33,369)
Interest income	775	148	1,439	306
Interest expense	(340)	(317)	(688)	(590)
Other income (expense), net	(21)	(43)	(36)	(62)
Provision for income taxes	(84)	(43)	(127)	(95)

Net loss attributable to common shareholders	$(25,933)	$(16,873)	$(48,572)	$(33,810)

Net loss per common share, basic and diluted	$(0.93)	$(6.32)	$(2.06)	$(12.74)

Shares used to compute net loss per common share, basic and diluted	27,891,700	2,669,541	23,539,617	2,653,805

Twist Bioscience Corporation

Condensed Consolidated Balance Sheet

(in thousands)

	March 31, 2019	September 30, 2018
	(Unaudited)	(1)
Assets
Cash and cash equivalents	$28,693	$80,757
Short-term investments	75,631	—
Accounts receivable, net	7,998	5,419
Inventory	4,449	6,028
Prepaid expenses and other current assets	4,220	3,467

Total current assets	120,991	95,671
Property and equipment, net	14,940	12,331
Other assets	4,239	7,789

Total assets	140,170	115,791

Current liabilities
Accounts payable	$4,505	$7,531
Accrued liabilities	9,848	7,567
Current portion of long-term debt	3,333	2,500
Other current liabilities	894	939

Total current liabilities	18,580	18,537
Redeemable convertible preferred stock warrant liability	—	631
Long-term debt, net of current portion	5,828	7,218
Other non-current liabilities	282	344

Total liabilities	24,690	26,730
Redeemable convertible preferred stock	—	290,483

Total stockholders’ equity (deficit)	115,480	(201,422)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$140,170	$115,791

(1)

The condensed balance sheet as of September 30, 2018 has been derived from the audited financial statements at that date included in the Company’s Form 10-K filed with the Securities and Exchange Commission dated December 20, 2018.